UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

INTERNATIONAL GAME TECHNOLOGY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Team,

In the spirit of continuing to deliver results that exceed overall expectations, IGT is continually looking for new ways to excel in products, business value-added solutions and news. With a purpose and promise to lead and transform, IGT presents the industry-first interactive Annual Report and Year in Review. It vividly represents our successful financial results for 2012, commitment to strong corporate governance and adherence to corporate objectives. By living and breathing innovation, now you can access IGT annual report anytime and anywhere … online and/or on your mobile phone….

At IGT, we are passionate about pioneering change for the long term benefit of our customers, employees, partners, and shareholders. Last week we reported our terrific first quarter 2013 Q1 financial performance.  We continue to lead and transform the gaming industry in an amazing confident way and our first quarter results demonstrate our commitment to unrivaled leadership and success.

High profile business publications have been covering IGT progress and our industry-leading position. A few highlights are included below:

IGT’s 1Q Profit Beats Expectations. The company reported that improved revenue helped boost its fiscal first-quarter profit more than 30 percent. – Bloomberg Businessweek (January 22, 2013)

IGT reports growth in most areas of its core business. Wells Fargo Securities gaming analyst Cameron McKnight said he favors IGT over Bally Technologies or WMS Industries as the slot machine business remains "hyper-competitive". – Las Vegas Review-Journal (January 22, 2013)

IGT’s both revenue and adjusted earnings per share for the quarter topped analysts' estimates. Looking ahead, the slot machine maker reiterated its adjusted earnings outlook for fiscal 2013. – NASDAQ (January 22, 2013)

I believe our best is yet to come …

Best,

Susan Cartwright

Vice President Corporate Communications

Important Additional Information

International Game Technology (“IGT”), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from IGT stockholders in connection with the matters to be considered at IGT’s 2013 annual meeting of stockholders. IGT has filed its definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from IGT stockholders. IGT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of IGT’s directors and executive officers in IGT stock, restricted stock units and stock options is included in their SEC filings on Forms 3, 4 and 5, which can be found at IGT’s website (www.igt.com) in the section “Investor Relations.” More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC in connection with IGT’s 2013 annual meeting of stockholders. Stockholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by IGT with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at IGT’s website at www.igt.com or by writing to IGT at 6355 South Buffalo Drive, Las Vegas, Nevada 89113, Attn: Corporate Secretary.